                                                                 EXHIBIT 3.44(A)


                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                      CYPRUS CUMBERLAND COAL CORPORATION

     It is hereby certified that:

     1. The name of the Corporation (hereinafter called the "Corporation") is Cyprus Cumberland Coal Corporation.

     2. The Articles of Incorporation of the Corporation are hereby amended by changing the first Article thereof so that as amended, said Article shall read as follows:

          FIRST: The name of the corporation is: Straight Creek Coal Resources Company.

     3. The Amendment of the Articles of Incorporation herein certified has been duly adopted in accordance with the provisions of KRS 271B.7-040 and KRS 271B.8-210 of the Kentucky Business Corporation Act. This Amendment of the Articles of Incorporation herein certified was adopted on the 29, 1998 by unanimous written action of the Board of Directors and written action of the sole shareholder on June 28, 1998.

     4. The effective date of the Amendment herein certified shall be the date of filing.

     Signed and attested this the 30/th/ day of June, 1998.

                                        CYPRUS CUMBERLAND CORPORATION

                                        BY: /s/ Illegible
                                           ----------------------------------

                                        TITLE: Vice President of Administration
                                              ---------------------------------


Attested

By: /s/ Illegible
   -----------------------

Title:_______________